Exhibit 99.1

Avalara Announces Third Quarter 2021 Financial Results

Third Quarter Total Revenue of $181.2 Million

Total Revenue Growth of 42% From Third Quarter 2020

SEATTLE – November 4, 2021 – Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced financial results for its third quarter ended September 30, 2021.

“The third quarter was another great quarter for Avalara, demonstrating the strength and durability of our business model.  We reported total revenue of $181 million, representing an increase of 42% year-over-year, one of our strongest quarters in history,” said Scott McFarlane, Avalara co-founder and chief executive officer. “We are in a unique position to benefit from four major trends we see impacting businesses of all sizes, including fundamental shifts in the fabric of commerce and regulatory obligations along with rising adoption of cloud-based infrastructure and ROI expectations in the market.  We believe that global demand for compliance automation is inevitable, and we are well positioned to capture the large opportunity in front of us.”

Third Quarter 2021 Financial Results

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Revenue: Total revenue was $181.2 million in the third quarter of 2021, up 42% from $127.9 million in the third quarter of 2020. Subscription and returns revenue was $164.2 million, up 38% from $119.2 million in the same period last year. Professional services revenue was $16.9 million, up 95% from $8.7 million in the same period last year.

•

Gross Profit: GAAP gross profit was $128.1 million in the third quarter of 2021, representing a 71% gross margin, compared to a GAAP gross profit of $92.9 million and a 73% gross margin in the third quarter of 2020. Non-GAAP gross profit was $133.2 million, representing a 74% non-GAAP gross margin, compared to a non-GAAP gross profit of $95.5 million and a 75% non-GAAP gross margin in the third quarter of 2020.

•

Operating Loss: GAAP operating loss was $26.2 million in the third quarter of 2021, compared to a GAAP operating loss of $12.6 million in the third quarter of 2020. Non-GAAP operating income was $3.5 million in the third quarter of 2021, compared to non-GAAP operating income of $1.7 million in the third quarter of 2020.

•

Net Loss: GAAP net loss was $32.5 million in the third quarter of 2021, compared to a GAAP net loss of $12.7 million in the third quarter of 2020. Non-GAAP net loss was $2.9 million in the third quarter of 2021, compared to non-GAAP net income of $1.6 million in the third quarter of 2020.

•

Net Loss per Share: GAAP basic and diluted net loss per share was $0.38 based on 86.5 million weighted-average shares outstanding in the third quarter of 2021, compared to a GAAP basic and diluted net loss per share of $0.15 based on 82.3 million weighted-average shares outstanding in the third quarter of 2020. Non-GAAP diluted net loss per share was $0.03 based on 86.5 million diluted weighted-average shares outstanding in the third quarter of 2021, compared to a non-GAAP diluted net income per share of $0.02 based on 86.7 million diluted weighted-average shares outstanding in the third quarter of 2020.

•

Deferred Revenue: Total deferred revenue was $257.9 million at September 30, 2021, up from $209.7 million at December 31, 2020. The current portion of deferred revenue was $256.2 million at September 30, 2021, up from $208.0 million at December 31, 2020.

•

Cash: Net cash provided by operating activities was $11.4 million in the third quarter of 2021, compared to $28.0 million provided by operating activities in the third quarter of 2020. Free cash flow was $6.4 million in the third quarter of 2021, compared to $25.9 million in the third quarter of 2020. Cash and cash equivalents totaled $1.5 billion at September 30, 2021, compared to $673.6 million at December 31, 2020.

•	Calculated Billings: Calculated billings were $196.4 million in the third quarter of 2021, compared to calculated billings of $142.3 million in the third quarter of 2020.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Third Quarter 2021 and Recent Operating Highlights

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Key Metrics: During the second quarter of 2021, we revised our core customer calculation methodology to include revenue from our Streamlined Sales Tax solution (SST), which results in additional customers being included in reported core customers. During the second quarter of 2021, we also revised our net revenue retention rate calculation methodology to include revenue from SST that previously was not included, and to exclude professional services revenue, as these services tend to be more one-time in nature. We have included both the revised and legacy Key Metrics methodologies for core customers and net revenue retention in a table at the end of this release.

Under the revised calculation methodology, we ended the third quarter of 2021 with approximately 17,400 core customers, up from approximately 16,570 core customers at the end of the previous quarter and approximately 14,300 in the third quarter of 2020, representing a 22% increase year-over-year.

Under the revised calculation methodology, our net revenue retention rate was 116% in the third quarter of 2021 and has averaged 115% over the last four quarters.

•

In October 2021, we announced the acquisition of CrowdReason Limited Liability Company, a developer of SaaS-based property tax compliance applications, as well as a related property valuation and advisory services business to help solve property tax compliance challenges.

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In October 2021, we announced the acquisition of Track1099 LLC, a company that provides online software and services for cost-effectively managing, e-filing, and e-delivering IRS forms, including 1099s, W-2s, W-9s, and more. Track1099 supported more than 40,000 customers with their filing needs in tax year 2020.

•

In September 2021, we acquired substantially all the assets of 3CE Technologies, Inc under an Asset Purchase Agreement. 3CE is a Canadian company that provides software and services for Harmonized Sales Tax code classifications and verifications, primarily to government entities and logistics services providers.

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In September 2021, we announced the appointment of global finance leader Marcela Martin to our board of directors. Martin is chief financial officer of Squarespace, the all-in-one website building platform, where she oversees the company’s finance and corporate development functions. Prior to Squarespace, she was chief financial officer at Booking.com, where she led finance operations, risk management, corporate development, and M&A. Martin brings more than 25 years of global finance and leadership experience across consumer technology, software, and SaaS verticals with high-growth companies to Avalara’s board.

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In August 2021, we issued $977.5 million aggregate principal amount of 0.25% convertible senior notes due 2026, which includes the exercise in full of the $127.5 million option granted to the initial purchasers of the notes in a private offering. We received net proceeds of $959.9 million, after deducting fees and expenses payable by the company. We used approximately $75.3 million of the net proceeds from the notes to pay the cost of the capped call transactions entered into in connection with the offering.

Third Quarter 2021 and Recent Product Highlights

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In October 2021, Avalara was named a Leader in three IDC MarketScape reports covering tax automation solutions for small and mid-size businesses (SMB), enterprise, and value-added tax (VAT). The 2021 reports for the Worldwide SaaS and Cloud-Enabled Tax Automation Software market wherein Avalara is named a Leader are:

o	IDC MarketScape: Worldwide SaaS and Cloud-Enabled Sales and Use Tax Automation Software for Small and Midsize Businesses 2021 Vendor Assessment (doc #US47987521, October 2021)
o	IDC MarketScape: Worldwide SaaS and Cloud-Enabled Sales and Use Tax Automation Software for Enterprise 2021 Vendor Assessment (doc #US47987421, October 2021)
o	IDC MarketScape: Worldwide SaaS and Cloud Value-Added Tax Software 2021 Vendor Assessment (doc #US47987321, October 2021)

Financial Outlook

For the fourth quarter of 2021, the Company currently expects:

•	Total revenue between $183.0 and $185.0 million.
•	Non-GAAP operating loss between $5.0 and $7.0 million.

For the full year 2021, the Company currently expects:

•	Total revenue between $687.0 and $689.0 million.
•	Non-GAAP operating loss between $1.0 and $3.0 million.

Conference Call Information

Avalara will host a conference call at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) today, November 4, 2021 to discuss its financial results and business highlights. The conference call can be accessed by dialing (888) 660-6196 from the United States or (929) 203-1824 internationally with Conference ID 5816067. A live webcast of the call will also be available on the Avalara investor relations website at investor.avalara.com.

A telephone replay of the conference call will be available until 8:59 p.m. Pacific Time on Thursday, November 11, 2021 and a webcast replay will also be archived at investor.avalara.com. The telephone replay will be available by dialing (800) 770-2030 from the United States or (647) 362-9199 internationally with Conference ID 5816067.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India. More information at www.avalara.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the fourth quarter and full year 2021, our expectations for the integration of our acquisitions into our business, and expected growth opportunities and synergies arising from the acquisitions. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; the impact of the novel coronavirus (COVID-19) pandemic and any associated economic downturn on our business operations, results, and financial position; the timing of our introduction of new solutions or updates to existing solutions; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to maintain and expand our strategic relationships with third parties; our ability to deliver our solutions to customers without disruption or delay; our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance; our ability to expand our international reach; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP basic net income (loss) per share, non-GAAP diluted net income (loss) per share, free cash flow, and calculated billings, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

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We calculate non-GAAP cost of revenue, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense as GAAP cost of revenue, GAAP research and development expense, GAAP sales and marketing expense, and GAAP general and administrative expense before stock-based compensation expense and the amortization of acquired intangible assets included in each of the expense categories.

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We calculate non-GAAP gross profit as GAAP gross profit before stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue. We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue as a percentage of revenue.

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We calculate non-GAAP operating income (loss) as GAAP operating loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments. We calculate non-GAAP net income

(loss) as GAAP net loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.
•	We calculate non-GAAP basic net income (loss) per share as non-GAAP net income (loss) divided by weighted average shares outstanding.
•

We calculate non-GAAP diluted net income (loss) per share as non-GAAP net income (loss) divided by diluted weighted average shares outstanding. Diluted weighted average shares outstanding includes weighted average shares outstanding plus the dilutive effect, if any, of outstanding common stock equivalents.

•	We define free cash flow as net cash provided by operating activities less cash used for the purchases of property and equipment and capitalized software development costs.
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We define calculated billings as total revenue plus the changes in deferred revenue and contract liabilities in the period, excluding the acquisition date impact of deferred revenue and contract liabilities assumed in a business combination. Because we generally recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as a potential indicator of future subscription revenue, the actual timing of which will be affected by several factors, including subscription start date and duration.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. We believe that non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as when comparing our financial results to those of other companies.

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures primarily because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP financial measures in conjunction with the related GAAP financial measure.

Definitions of Key Business Metrics

We also use the key business metrics of core customers and net revenue retention rate.

Core Customers

We believe core customers is a key indicator of our market penetration, growth, and potential future revenue. We use core customers as a metric to focus our customer count reporting on our primary target market segment. We define a core customer as:

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a unique account identifier in our primary U.S. billing systems (multiple companies or divisions within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers);

•	that is active as of the measurement date; and
•	for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the previous 12 months.

Currently, our core customer count includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers that subscribe to our solutions through our international subsidiaries and certain legacy and acquired billing systems that have not yet been integrated into our primary U.S. billing systems (e.g., recent acquisitions and our lodging tax compliance solution). As we increase our international operations and sales in future periods, we may add customers billed from our international subsidiaries to the core customer metric.

We revised our core customer calculation methodology during the second quarter of 2021. Under the prior methodology, revenue from SST was not included in our calculation of total revenue during the previous 12 months. This meant customers that would have otherwise met the definition of a core customer, with inclusion of attributable SST revenue, were excluded from our core customer count as well as our disclosures on the percentage of total revenue attributable to core customers. The revised methodology for core customers includes revenue from SST.

We believe these changes improve the usefulness of this key business metric, which is to measure both the growth of existing customers into core customers and the acquisition of new customers of a certain size.

We also have a substantial number of customers of various sizes that do not meet the revenue threshold to be considered a core customer. Many of these customers are in the emerging and small business segment of the marketplace, which represents strategic value and a growth opportunity for us. Customers who do not meet the revenue threshold to be considered a core customer provide us with market share and awareness, and we anticipate that some may grow into core customers. In addition, we have numerous enterprise-level customers that only utilize our services for small segments of their business, providing opportunities over time for us to extend our relationship and make them core customers.

In addition to customers with whom we have a direct relationship, some of our customers are business application publishers (including ecommerce platforms) that include automated tax determination powered by Avalara. While those platform providers may be core customers to Avalara, their end-user customers generally are not.

Net Revenue Retention Rate

We believe that our net revenue retention rate provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it reflects the stability of our revenue base, which is one of our core competitive strengths. We calculate our net revenue retention rate by dividing (a) total subscription and returns revenue in the current quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by (b) total subscription and returns revenue in such corresponding quarter from those same billing accounts. This calculation includes changes during the period for such billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during the one-year period.

Our net revenue retention rate includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy and acquired billing systems that have not been integrated into our primary U.S. billing systems.

During the second quarter of 2021, we revised our net revenue retention rate calculation methodology. Under the prior methodology, revenue from SST was not included in our reported net revenue retention rate. This meant that revenue expansion from existing customers adopting our SST solution was not included, while revenue contraction from customers replacing one or more of Avalara’s other solutions with SST was included. The revised calculation methodology for net revenue retention rate includes revenue from SST. In addition, professional services revenue is no longer included in the revised calculation methodology, as these services tend to be more one-time in nature.

We believe these changes improve the usefulness of this key business metric, which is to measure our ability to retain and grow revenue from existing customers over time.

Reported Consolidated Results

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended September 30,
	2021	2020
Revenue:
Subscription and returns	$164,237	$119,193
Professional services	16,930	8,686
Total revenue	181,167	127,879
Cost of revenue:
Subscription and returns	44,824	31,155
Professional services	8,216	3,777
Total cost of revenue (1)	53,040	34,932
Gross profit	128,127	92,947
Operating expenses:
Research and development (1)	42,574	32,562
Sales and marketing (1)	75,867	49,057
General and administrative (1)	35,887	23,885
Total operating expenses	154,328	105,504
Operating loss	(26,201)	(12,557)
Other (income) expense:
Interest income	(28)	(36)
Interest expense	815	—
Other (income) expense, net	6,168	(185)
Total other (income) expense, net	6,955	(221)
Loss before income taxes	(33,156)	(12,336)
(Benefit from) provision for income taxes	(610)	393
Net loss	$(32,546)	$(12,729)

Net loss per share attributable to common shareholders, basic and diluted	$(0.38)	$(0.15)
Weighted average shares of common stock outstanding, basic and diluted	86,530	82,288

	For the Three Months Ended September 30,
(1) The stock-based compensation expense included above was as follows:	2021	2020
Cost of revenue	$2,733	$1,591
Research and development	6,234	3,781
Sales and marketing	5,448	3,157
General and administrative	8,903	4,292
Total stock-based compensation	$23,318	$12,821

The amortization of acquired intangibles included above was as follows:
Cost of revenue	$2,314	$1,007
Research and development	—	—
Sales and marketing	3,096	447
General and administrative	930	4
Total amortization of acquired intangibles	$6,340	$1,458

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Nine Months Ended September 30,
	2021	2020
Revenue:
Subscription and returns	$455,997	$333,258
Professional services	47,838	22,551
Total revenue	503,835	355,809
Cost of revenue:
Subscription and returns	123,970	89,451
Professional services	22,416	13,065
Total cost of revenue (1)	146,386	102,516
Gross profit	357,449	253,293
Operating expenses:
Research and development (1)	121,841	85,253
Sales and marketing (1)	212,068	144,731
General and administrative (1)	101,982	65,595
Total operating expenses	435,891	295,579
Operating loss	(78,442)	(42,286)
Other (income) expense:
Interest income	(75)	(1,646)
Interest expense	815	—
Other (income) expense, net	9,403	(3,435)
Total other (income) expense, net	10,143	(5,081)
Loss before income taxes	(88,585)	(37,205)
Provision for income taxes	1,599	947
Net loss	$(90,184)	$(38,152)

Net loss per share attributable to common shareholders, basic and diluted	$(1.05)	$(0.48)
Weighted average shares of common stock outstanding, basic and diluted	86,023	79,715

	For the Nine Months Ended September 30,
(1) The stock-based compensation expense included above was as follows:	2021	2020
Cost of revenue	$7,384	$4,264
Research and development	17,589	9,255
Sales and marketing	14,915	8,928
General and administrative	25,442	12,352
Total stock-based compensation	$65,330	$34,799

The amortization of acquired intangibles included above was as follows:
Cost of revenue	$6,728	$3,302
Research and development	—	—
Sales and marketing	7,541	1,603
General and administrative	2,685	12
Total amortization of acquired intangibles	$16,954	$4,917

AVALARA, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$1,536,422	$673,593
Restricted cash	37,700	19,953
Trade accounts receivable—net of allowance for doubtful accounts	96,305	75,857
Deferred commissions	15,735	12,245
Prepaid expenses and other current assets	31,102	20,098
Total current assets before customer fund assets	1,717,264	801,746
Funds held from customers	79,884	30,598
Receivable from customers—net of allowance for doubtful accounts	1,280	563
Total current assets	1,798,428	832,907
Noncurrent assets:
Restricted cash	—	37,700
Deferred commissions	47,896	38,625
Operating lease right-of-use assets—net	46,798	52,320
Property and equipment—net	42,645	34,713
Intangible assets—net	88,417	86,513
Goodwill	603,768	513,234
Other noncurrent assets	10,323	6,321
Total assets	$2,638,275	$1,602,333

Liabilities and shareholders' equity
Current liabilities:
Trade payables	18,741	20,280
Accrued expenses	91,978	84,532
Deferred revenue	256,182	208,026
Accrued purchase price related to acquisitions	48,869	22,473
Accrued earnout liabilities	29,456	749
Operating lease liabilities	11,839	11,339
Total current liabilities before customer fund obligations	457,065	347,399
Customer fund obligations	81,955	31,549
Total current liabilities	539,020	378,948
Noncurrent liabilities:
Convertible senior notes—net	960,373	—
Deferred revenue	1,701	1,664
Accrued purchase price related to acquisitions	3,889	49,057
Accrued earnout liabilities	46,416	34,468
Operating lease liabilities	48,416	56,625
Deferred tax liability	2,195	1,031
Other noncurrent liabilities	817	380
Total liabilities	1,602,827	522,173
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	9	9
Additional paid-in capital	1,687,579	1,640,867
Accumulated other comprehensive loss	(2,579)	(1,339)
Accumulated deficit	(649,561)	(559,377)
Total shareholders’ equity	1,035,448	1,080,160
Total liabilities and shareholders' equity	$2,638,275	$1,602,333

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(32,546)	$(12,729)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	23,318	12,821
Depreciation and amortization	9,631	3,924
Amortization of debt issuance costs	482	—
Asset impairments	—	794
Deferred income tax (benefit) expense	(4,315)	58
Non-cash operating lease costs	2,394	2,067
Non-cash change in earnout liability	6,180	—
Non-cash bad debt expense	350	72
Other	(677)	213
Changes in operating assets and liabilities:
Trade accounts receivable	(10,301)	(3,214)
Prepaid expenses and other current assets	(3,158)	(693)
Deferred commissions	(2,988)	(2,485)
Other noncurrent assets	(2,122)	(1,055)
Trade payables	563	1,792
Accrued expenses	9,513	15,997
Deferred revenue	18,057	12,920
Operating lease liabilities	(2,959)	(2,448)
Net cash provided by operating activities	11,422	28,034
Cash flows from investing activities:
Purchase of property and equipment	(1,393)	(976)
Capitalized software development costs	(3,655)	(1,142)
Cash paid for acquisitions of businesses, net of cash and restricted cash equivalents acquired	(9,546)	—
Cash paid for purchases of customer fund available-for-sale securities	(381)	—
Net cash used in investing activities	(14,975)	(2,118)
Cash flows from financing activities:
Proceeds from common stock offering, net of underwriting discounts	—	556,312
Payments of deferred financing costs	—	(300)
Proceeds from convertible senior notes	977,500	—
Payments of debt issuance costs	(17,343)	—
Purchase of capped calls	(75,268)	—
Proceeds from exercise of stock options	7,949	5,294
Proceeds from purchases of stock under employee stock purchase plan	7,358	5,621
Acquisition-related post-closing payments	—	(2,763)
Payments related to business combination earnouts	(33)	—
Payments related to asset acquisition earnouts	(576)	—
Net increase in customer fund obligations	35,047	3,662
Net cash provided by financing activities	934,634	567,826
Foreign currency effect	(310)	(302)
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	930,771	593,440
Cash, cash equivalents, restricted cash, and restricted cash equivalents—Beginning of period	722,862	495,934
Cash, cash equivalents, restricted cash, and restricted cash equivalents—End of period	$1,653,633	$1,089,374
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$1,536,422	$1,064,077
Restricted cash	37,700	—
Restricted cash equivalents—funds held from customers	79,511	25,297
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$1,653,633	$1,089,374

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(90,184)	$(38,152)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	65,330	34,799
Depreciation and amortization	25,732	11,923
Amortization of debt issuance costs	482	—
Asset impairments	—	794
Impairment of capitalized cloud computing costs	345	—
Deferred income tax (benefit) expense	(2,036)	193
Non-cash operating lease costs	7,102	6,027
Non-cash change in earnout liabilities	8,711	(2,325)
Non-cash bad debt expense	1,326	1,445
Other	(799)	(221)
Changes in operating assets and liabilities:
Trade accounts receivable	(18,713)	(12,205)
Prepaid expenses and other current assets	(13,721)	(4,179)
Deferred commissions	(12,761)	(7,425)
Other noncurrent assets	(3,719)	(2,698)
Trade payables	(2,327)	4,683
Accrued expenses	5,981	6,247
Deferred revenue	46,876	19,397
Operating lease liabilities	(8,900)	(7,243)
Net cash provided by operating activities	8,725	11,060
Cash flows from investing activities:
Purchase of property and equipment	(4,463)	(2,968)
Capitalized software development costs	(9,608)	(2,706)
Cash paid for acquisitions of businesses, net of cash and restricted cash equivalents acquired	(33,555)	—
Cash paid for acquired intangible assets	(1,500)	—
Cash paid for purchases of customer fund available-for-sale securities	(381)	—
Net cash used in investing activities	(49,507)	(5,674)
Cash flows from financing activities:
Proceeds from common stock offering, net of underwriting discounts	—	556,312
Payments of deferred financing costs	—	(300)
Proceeds from convertible senior notes	977,500	—
Payments of debt issuance costs	(17,343)	—
Purchase of capped calls	(75,268)	—
Proceeds from exercise of stock options	18,146	30,717
Proceeds from purchases of stock under employee stock purchase plan	14,446	11,337
Acquisition-related post-closing payments	(20,821)	(2,763)
Payments related to business combination earnouts	(33)	(3,760)
Payments related to asset acquisition earnouts	(1,266)	(65)
Net increase in customer fund obligations	37,942	1,681
Net cash provided by investing activities	933,303	593,159
Foreign currency effect	(732)	(504)
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	891,789	598,041
Cash, cash equivalents, restricted cash, and restricted cash equivalents—Beginning of period	761,844	491,333
Cash, cash equivalents, restricted cash, and restricted cash equivalents—End of period	$1,653,633	$1,089,374
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$1,536,422	$1,064,077
Restricted cash	37,700	—
Restricted cash equivalents—funds held from customers	79,511	25,297
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$1,653,633	$1,089,374

AVALARA, INC.

UNAUDITED PRESENTATION AND RECONCILIATION TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

The following schedules reflect our non-GAAP financial measures and reconcile our non-GAAP financial measures to the related GAAP financial measures:

Summary of Non-GAAP Financial Measures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Non-GAAP cost of revenue	$47,993	$32,334	$132,274	$94,950
Non-GAAP gross profit	$133,174	$95,545	$371,561	$260,859
Non-GAAP gross margin	74%	75%	74%	73%
Non-GAAP research and development expense	$36,340	$28,781	$104,252	$75,998
Non-GAAP sales and marketing expense	$67,323	$45,453	$189,612	$134,200
Non-GAAP general and administrative expense	$26,054	$19,589	$73,855	$53,231
Non-GAAP operating income (loss)	$3,457	$1,722	$3,842	$(2,570)
Non-GAAP net income (loss)	$(2,888)	$1,550	$(7,900)	$1,564
Non-GAAP basic net income (loss) per share	$(0.03)	$0.02	$(0.09)	$0.02
Non-GAAP diluted net income (loss) per share	$(0.03)	$0.02	$(0.09)	$0.02
Free cash flow	$6,374	$25,916	$(5,346)	$5,386

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of Non-GAAP Cost of Revenue:
Cost of revenue	$53,040	$34,932	$146,386	$102,516
Stock-based compensation expense	(2,733)	(1,591)	(7,384)	(4,264)
Amortization of acquired intangibles	(2,314)	(1,007)	(6,728)	(3,302)
Non-GAAP Cost of Revenue	$47,993	$32,334	$132,274	$94,950

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$128,127	$92,947	$357,449	$253,293
Stock-based compensation expense	2,733	1,591	7,384	4,264
Amortization of acquired intangibles	2,314	1,007	6,728	3,302
Non-GAAP Gross Profit	$133,174	$95,545	$371,561	$260,859

Reconciliation of Non-GAAP Gross Margin:
Gross margin	71%	73%	71%	71%
Stock-based compensation expense as a percentage of revenue	2%	1%	1%	1%
Amortization of acquired intangibles as a percentage of revenue	1%	1%	1%	1%
Non-GAAP Gross Margin	74%	75%	74%	73%

Reconciliation of Non-GAAP Research and Development Expense:
Research and development	$42,574	$32,562	$121,841	$85,253
Stock-based compensation expense	(6,234)	(3,781)	(17,589)	(9,255)
Amortization of acquired intangibles	—	—	—	—
Non-GAAP Research and Development Expense	$36,340	$28,781	$104,252	$75,998

Reconciliation of Non-GAAP Sales and Marketing Expense:
Sales and marketing	$75,867	$49,057	$212,068	$144,731
Stock-based compensation expense	(5,448)	(3,157)	(14,915)	(8,928)
Amortization of acquired intangibles	(3,096)	(447)	(7,541)	(1,603)
Non-GAAP Sales and Marketing Expense	$67,323	$45,453	$189,612	$134,200

Reconciliation of Non-GAAP General and Administrative Expense:
General and administrative	$35,887	$23,885	$101,982	$65,595
Stock-based compensation expense	(8,903)	(4,292)	(25,442)	(12,352)
Amortization of acquired intangibles	(930)	(4)	(2,685)	(12)
Non-GAAP General and Administrative Expense	$26,054	$19,589	$73,855	$53,231

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of Non-GAAP Operating Income (Loss):
Operating loss	$(26,201)	$(12,557)	$(78,442)	$(42,286)
Stock-based compensation expense	23,318	12,821	65,330	34,799
Amortization of acquired intangibles	6,340	1,458	16,954	4,917
Non-GAAP Operating Income (Loss)	$3,457	$1,722	$3,842	$(2,570)

Reconciliation of Non-GAAP Net Income (Loss):
Net loss	$(32,546)	$(12,729)	$(90,184)	$(38,152)
Stock-based compensation expense	23,318	12,821	65,330	34,799
Amortization of acquired intangibles	6,340	1,458	16,954	4,917
Non-GAAP Net Income (Loss)	$(2,888)	$1,550	$(7,900)	$1,564

Reconciliation of Non-GAAP Basic Net Income (Loss) Per Share:
Net loss per share	$(0.38)	$(0.15)	$(1.05)	$(0.48)
Stock-based compensation expense per share	0.27	0.16	0.76	0.44
Amortization of acquired intangibles per share	0.07	0.02	0.20	0.06
Non-GAAP Basic Net Income (Loss) Per Share	$(0.03)	$0.02	$(0.09)	$0.02

Reconciliation of Non-GAAP Diluted Net Income (Loss) Per Share:
Net loss per diluted share	$(0.38)	$(0.15)	$(1.05)	$(0.48)
Stock-based compensation expense per share	0.27	0.15	0.76	0.42
Amortization of acquired intangibles per share	0.07	0.02	0.20	0.06
Non-GAAP Diluted Net Income (Loss) Per Share (1)	$(0.03)	$0.02	$(0.09)	$0.02
Shares used in computing non-GAAP diluted net income (loss) per share	86,530	86,700	86,023	84,078

(1) For the three and nine months ended September 30, 2021, all common stock equivalents have been excluded from the diluted share count as their effect is antidilutive. For the three and nine months ended September 30, 2020, the diluted share count included approximately 4.4 million dilutive shares related to employee stock options and stock-based awards.

Free Cash Flow:
Net cash provided by operating activities(2)	$11,422	$28,034	$8,725	$11,060
Less: Purchases of property and equipment(3)	(1,393)	(976)	(4,463)	(2,968)
Less: Capitalized software development costs(3)	(3,655)	(1,142)	(9,608)	(2,706)
Free Cash Flow	$6,374	$25,916	$(5,346)	$5,386

(2) We have presented corrected net cash provided by operating activities for the three and nine months ended September 30, 2020 to reflect a correction identified in the fourth quarter of 2020 to the classification of funds held from customers in the Consolidated Statements of Cash Flows. The correction to net cash provided by operating activities resulted in a change of $0.1 million and $0.8 million for the three months and nine months ended September 30, 2020, respectively.

(3) Capitalized software development costs were previously included in purchases of property and equipment and does not impact previously reported free cash flow.

AVALARA, INC.

UNAUDITED PRESENTATION OF CALCULATED BILLINGS AND RECONCILIATION TO REVENUE

	Three Months Ended
	Sep 30, 2021 (1)	Jun 30, 2021 (1)	Mar 31, 2021	Dec 31, 2020 (1)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Total revenue	$181,167	$169,067	$153,601	$144,760	$127,879	$116,487	$111,443	$107,627
Add:
Deferred revenue (end of period)	257,883	239,395	225,531	209,690	180,640	167,719	165,369	161,241
Contract liabilities (end of period)	8,597	11,406	12,466	10,134	7,673	6,195	6,330	5,197
Less:
Deferred revenue (beginning of period)	(239,395)	(225,531)	(209,690)	(180,640)	(167,719)	(165,369)	(161,241)	(148,466)
Contract liabilities (beginning of period)	(11,406)	(12,466)	(10,134)	(7,673)	(6,195)	(6,330)	(5,197)	(4,843)
Deferred revenue assumed in business combinations	(430)	(886)	—	(9,194)	—	—	—	—
Calculated billings	$196,416	$180,985	$171,774	$167,077	$142,278	$118,702	$116,704	$120,756

(1) These quarters include reconciling adjustments to exclude the acquisition-date fair value of deferred revenue assumed in business combinations.

AVALARA, INC.

UNAUDITED PRESENTATION OF KEY BUSINESS METRICS

	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019 (3)
Number of core customers (as of end of period) - legacy	17,230	16,410	15,580	14,890	14,180	13,560	12,940	12,150
Number of core customers (as of end of period) - revised(1)	17,400	16,570	15,730	15,020	14,300	13,640	13,000	12,240
Net revenue retention rate - legacy	112%	110%	107%	104%	108%	107%	109%	111%
Net revenue retention rate - revised(2)	116%	116%	113%	115%	116%	114%	117%	N/A

(1) During the second quarter of 2021, we revised the methodology for calculating core customers to include revenue from SST (see Definitions of Key Business Metrics above for details). The table above includes the number of core customers using both the legacy and the revised methodologies.

(2) During the second quarter of 2021, we revised the methodology for calculating net revenue retention rate to include revenue from SST. In addition, professional services revenue is no longer included in the revised calculation methodology, as these services tend to be more one-time in nature (see Definitions of Key Business Metrics above for details). The table above includes the net revenue retention rate using both the legacy and the revised methodologies.

(3) Net revenue retention rate - revised is not presented for the period ended December 31, 2019 due to certain prior period data needed to complete the calculation being unavailable.

Investor Contact

Jennifer Gianola

Avalara

jennifer.gianola@avalara.com

650-499-9837

Media Contact

Tommy Morgan

Avalara

media@avalara.com

540-448-7551